CORNERSTONE STRATEGIC VALUE FUND, INC.

                                                  383 Madison Avenue, 23rd Floor
                                                        New York, New York 10179
                                                                  (800) 870-0658


Dear Fellow CLM Stockholder:

                         PLEASE VOTE YOUR SHARES TODAY.
                         ------------------------------

                    YOUR FUND'S MEETING IS ON JUNE 10, 2004.

              YOUR VOTE IS IMPORTANT FOR THE FUTURE OF YOUR FUND..

The proxy materials that you recently received describe the details of a merger of two other closed-end funds into your fund, CLM. Your Board of Directors recommends that you approve these two merger proposals.

THESE MERGERS OFFER SIGNIFICANT BENEFITS TO CLM STOCKHOLDERS, INCLUDING:

 >       SIGNIFICANTLY LARGER ASSET BASE
 >       GREATER ECONOMIES OF SCALE FOR OPERATIONS AND EXPENSES
 >       IMPROVED OPERATING EXPENSE RATIO
 >       ENHANCED MARKET LIQUIDITY
 >       POTENTIAL IMPROVED TAX BENEFITS
 >       BROADER PORTFOLIO DIVERSIFICATION
 >       LOWER EXPENSES FROM BETTER MANAGEMENT FEE WAIVER

AND REMEMBER:

|X|      CLM STOCKHOLDER VALUE IS NOT DILUTED
|X|      REGULAR DISTRIBUTIONS CONTINUE
|X|      INVESTMENT OBJECTIVES REMAIN UNCHANGED


                VOTE FOR A LARGER, STRONGER, MORE EFFICIENT FUND.

           PLEASE USE THE ENCLOSED BALLOT TO VOTE "FOR" ALL PROPOSALS,
               OR REGISTER YOUR VOTE ON-LINE AT WWW.PROXYVOTE.COM,
             OR VOTE BY CALLING THE TOLL-FREE NUMBER ON YOUR BALLOT.


CLM has engaged InvestorCONNECT, a professional proxy solicitor, to assist shareholders throughout the voting process. If you should have any questions regarding this proxy material, contact InvestorCONNECT at (800) 870-0658.

YOUR BOARD OF DIRECTORS BELIEVES THAT THESE MERGERS ARE IN THE BEST INTERESTS OF CLM STOCKHOLDERS AND RECOMMENDS THAT YOU VOTE "FOR" ALL PROPOSALS.


Respectfully,
Ralph W. Bradshaw, President